As filed with the Securities and Exchange Commission on March 4, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Everspin Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	26-2640654 (IRS Employer Identification No.)

5670 W. Chandler Blvd., Suite 130
Chandler, Arizona 85226
(Address of principal executive offices, including zip code)

Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan
Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan
(Full title of the plan)

William Cooper
Chief Financial Officer
Everspin Technologies, Inc.
5670 W. Chandler Blvd., Suite 130
Chandler, Arizona 85226
(480) 347-1111
(Name, address and telephone number, including area code, of agent for service)

With a copy to:
Matthew Hemington
Allison Pang
Cooley LLP
3175 Hanover Street
Palo Alto, CA 94304
(650) 843-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
Everspin Technologies, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering (a) an additional 689,333 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), issuable to eligible persons under the Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan, which Common Stock is in addition to the shares of Common Stock registered on the Registrant’s Form S-8 filed on October 7, 2016 (File No. 333 - 214018), August 14, 2017 (File No. 333 - 219938), May 23, 2018 (File No. 333  - 225119), March 15, 2019 (File No. 333 - 230349), March 13, 2020 (File No. 333 - 237146), March 4, 2021 (File No. 333 - 253884), August 13, 2021 (File No. 333 - 258794), March 9, 2022 (File No. 333 - 263404), March 2, 2023 (File No. 333 - 270242), February 29, 2024 (File No. 333 - 277543) and February 27, 2025 (File No. 333 - 285371) (collectively, the “Prior Registration Statements”), and (b) an additional 229,777 shares of Common Stock issuable to eligible persons under the Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan, which Common Stock is in addition to the shares of Common Stock registered on the Prior Registration Statements. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference in this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this registration statement:
1.The Registrant’s Annual Report on Form 10-K (the “Form 10-K”) for the year ended December 31, 2025, filed with the SEC on March 4, 2026, including the information in the Registrant’s proxy statement for its 2026 Annual Meeting of Stockholders to be filed with the SEC and specifically incorporated by reference in the Form 10-K.
2.The Registrant’s Current Report on Form 8-K filed with the SEC on February 2, 2026.
3.The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the SEC on September 28, 2016 (File No. 001-37900) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description, including Exhibit 4.4 to the Form 10-K.
All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

		Incorporation By Reference
Exhibit Number	Description	Form	SEC File No.	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation.	8-K	001-37900	3.1	10/13/2016

4.1.1	Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-37900	3.1	5/22/2019

4.1.2	Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-37900	3.1	5/27/2020

4.1.3	Amendment to Amended and Restated Certificate of Incorporation.	8-K	001-37900	3.1	5/25/2023

4.2	Amended and Restated Bylaws.	8-K	001-37900	3.2	5/22/2019

4.3	Form of Common Stock Certificate of the registrant.	S-1	333-213569	4.1	9/09/2016

5.1*	Opinion of Cooley LLP

23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm

23.2*	Consent of Cooley LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this registration statement)

99.1	Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan	8-K	001-37900	10.1	5/22/2018

99.2	First Amendment to Everspin Technologies, Inc. Amended and Restated 2016 Equity Incentive Plan	8-K	001-37900	10.1	5/25/2021

99.3	Everspin Technologies, Inc. 2016 Employee Stock Purchase Plan	S-1/A	333-213569	10.4	9/26/2016

99.4	Form of Stock Option Grant Notice, Option Agreement and Form of Notice of Exercise used with the 2016 Equity Incentive Plan	S-1/A	333-213569	10.3	9/26/2016

99.5	Form of Restricted Stock Unit Award Agreement under the 2016 Equity Incentive Plan	10-Q	001-37900	10.3	11/13/2017

107*	Filing Fee Table

______________________________________________________________
•Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on March 4, 2026.

Everspin Technologies, Inc.

By:	/s/ Sanjeev Aggarwal
Sanjeev Aggarwal
Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sanjeev Aggarwal and William Cooper, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sanjeev Aggarwal	Chief Executive Officer and Director	March 4, 2026
Sanjeev Aggarwal	(Principal Executive Officer)

/s/ William Cooper	Chief Financial Officer	March 4, 2026
William Cooper	(Principal Financial and Accounting Officer)

/s/ Darin G. Billerbeck	Chairman of the Board	March 4, 2026
Darin G. Billerbeck

/s/ Lawrence G. Finch	Director	March 4, 2026
Lawrence G. Finch

/s/ Geoff Ribar	Director	March 4, 2026
Geoff Ribar

/s/ Tara Long	Director	March 4, 2026
Tara Long

/s/ Glen Hawk	Director	March 4, 2026
Glen Hawk

/s/ Douglas Mitchell	Director	March 4, 2026
Douglas Mitchell